EXHIBIT 2

                        Adoption and Amendment Agreement
                                       to
                             1995 VOTING AGREEMENT


            This Adoption and Amendment Agreement dated as of June, 1999 is entered into by and among Domaines Barons de Rothschild (Lafite) ("DBR"), SFI Intermediate Ltd. ("SFI") and W. Philip Woodward ("Woodward").

            WHEREAS, on September 29, 1995, DBR, Woodward and Summus Financial, Inc. ("Summus") entered into a Voting Agreement (the "Voting Agreement") with respect to the Common Stock of the Chalone Wine Group, Ltd. (the "Company"); and

            WHEREAS, the parties wish to evidence the substitution of SFI for Summus under the Agreement;

            NOW THEREFORE IT IS AGREED as follows:

            SFI hereby adopts, and agrees to be bound by, the Agreement in place and in stead of Summus as though named therein as Summus and assumes all of the obligations of Summus under the Agreement, and DBR and Woodward hereby agree that SFI shall succeed to and have all of the rights and interests of Summus under the Agreement.

            Section 2 of the Agreement is hereby amended by replacing clause (b) thereof with the following:

            "(b) by SFI shall include stock owned by HC Holding Company Ltd., a Texas limited partnership;"

            IN WITNESS WHEREOF, DBR, SFI and Woodward have executed this Adoption and Amendment Agreement as of the day first above written.


                                    DOMAINES BARONS DE ROTHSCHILD (LAFITE)


                                    By:  /S/ ERIC DE ROTHSCHILD
                                             Eric De Rothschild

                                    SFI INTERMEDIATE LTD.

                                    By:   GHA 1 HOLDINGS, INC.
                                          General Partner



                                    By: /S/ PHYLLIS S. HOJEL
                                            Phyllis S. Hojel
                                            President and Secretary



                                        /S/ W. PHILIP WOODWARD
                                            W. PHILIP WOODWARD